Exhibit 10.2

AMENDMENT NO. 1 TO SECURITIES PURCHASE AND FINANCING AGREEMENT, SECURED CONVERTIBLE PROMISSORY NOTE, AND DISTRIBUTION AGREEMENT

This AMENDMENT NO. 1 to SECURITIES PURCHASE AND FINANCING AGREEMENT, SECURED CONVERTIBLE PROMISSORY NOTE, AND DISTRIBUTION AGREEMENT (the “Agreement”), dated as of March 10, 2021, is made by and between Quantum Materials Corp., a Nevada corporation (the “Company”) and Pasaca Capital Inc., a Nevada corporation (“Pasaca”) and amends each of (i) the Securities Purchase and Financing Agreement , dated as of January 26, 2021, made by and among the Company and Pasaca (the “SPA”), (ii) the Secured Convertible Promissory Note, dated as of January 26, 2021, made by the Company in favor of Pasaca (the “Original Note”), and (iii) the Distribution Agreement, effective as of January 26, 2021, made between the Company and Pasaca (the “Distribution Agreement” and, together with the SPA and the Note, the “Original Agreements”). Unless the context otherwise requires, terms used but not defined in this Agreement shall have the meanings, if any, ascribed thereto in the Original Agreements.

WHEREAS:

A. Pursuant to the Original Agreements, Pasaca made a loan to the Company in the initial aggregate principal amount of Four Million Five Hundred Thousand Dollars ($4,500,000) (the “Original Loan”), as evidenced by the Original Note, which Original Loan consolidated certain prior Bridge Loans.

B. Pursuant to the SPA, Pasaca agreed to provide to the Company up to Ten Million Five Hundred Dollars ($10,500,000) of additional capital pursuant to the purchase of Ten Million Five Hundred Dollars ($10,500,000) worth of common stock upon the satisfaction of the conditions to such purchase set forth in the SPA.

C. The Business has historically and does currently operate at a loss. The Company has determined that financing from Investors in an amount of an additional Two Million Seven Hundred Fifty Thousand Dollars ($2,750,000) is necessary presently and will enable the Company, upon the achievement of certain milestones, to complete certain corporate actions necessary to issue equity in the Company in connection with the contemplated financing, as well as achieve significant in-process and future sales and licensing revenue, significantly enhancing the value of the Company.

D. Pasaca has agreed to make such additional funds available by (i) making an additional convertible loan, in the amount of Two Million Seven Hundred Fifty Thousand Dollars ($2,750,000) (the “Additional Loan”), to be consolidated with the Original Loan into a single loan in the principal amount of Seven Million Two Hundred Fifty Thousand Dollars ($7,250,000) (the “Loan”), (ii) amending the SPA to provide that Pasaca agrees to provide to the Company up to Seven Million Seven Hundred Fifty Thousand Dollars ($7,750,000) of additional capital pursuant to the purchase of Seven Million Seven Hundred Fifty Thousand Dollars ($7,750,000) worth of common stock upon the satisfaction of the conditions to such purchase set forth in the SPA and this Agreement, and (iii) amending the Distribution Agreement as provided in this Agreement.

D. The Company and Pasaca agree that this Agreement constitutes a Transaction Document and the transactions contemplated herein are part of the Financing and that any securities to be issued pursuant the Transaction Documents, including as amended by this Agreement, have been, will be, and are Securities and have been, are, or will be offered and sold in reliance upon the exemption from securities registration afforded by Rule 506(b) of Regulation D as promulgated by the SEC under Section 4(a)(2) of the 1933 Act or such other exemption from registration or registration process as shall be approved by Pasaca.

E. The Company and Pasaca agree that the holders of the Securities are entitled to the rights and privileges granted pursuant to and the Company is subject to the covenants and obligations of the Registration Rights Agreement with respect to any Securities.

AGREEEMENT

NOW, THEREFORE, the Company, Pasaca, and Investors hereby agree to amend the SPA, the Original Note, and the Distribution Agreement as set forth below. To the extent the SPA, the Original Note, or the Distribution Agreement are not amended hereby, they are ratified and affirmed by the parties.

1. Amendments to the SPA and Original Note.

(a) Additional Loan. Pursuant to this Agreement and the SPA, Pasaca shall make the Additional Loan to the Company and, to make such Additional Loan there shall be an additional Closing under the SPA at which Investors will purchase from the Company and the Company will issue and sell to Purchaser, in consideration of the aggregate payment by Investors of Two Million Seven Hundred Fifty Thousand Dollars ($2,750,000) (the “Second Payment”), senior secured convertible notes (“New Notes”) in the initial principal amount of Two Million Seven Hundred Fifty Thousand Dollars ($2,750,000). Unless Pasaca requests a replacement as provided in Section 1(d) below, the New Notes will be evidenced by the Original Note, which Original Note is hereby amended to provide that the aggregate principal amount thereof is Seven Million Two Hundred Fifty Thousand Dollars ($7,250,000) (the Original Note, as amended by this Agreement, the “Amended Note” and the Original Note and the Amended Note, the “Notes”). The Original Note is further amended to provide that the principal amount thereof will initially be convertible into an aggregate of 248,479,452 shares (the “Amended Note Shares”) of the Company’s Common Stock.

(b) Amended Purchased Shares. The SPA is hereby amended to provide that, in consideration of the aggregate payment by Investors of Seven Million Seven Hundred Fifty Thousand Dollars ($7,750,000) (the “Amended Stock Payment”), at a third Closing Investors will purchase from the Company and the Company will issue and sell to Investors a number of shares of Common Stock (the “Amended Purchased Shares”) that, together with the Amended Note Shares issued on account of the conversion of principal of the Amended Note, represent fifty-one percent (51%) of the fully diluted Common Stock of the Company immediately following the third Closing.

(c) Amended SPA and Note References. As amended hereby, references in the SPA to the Notes and the Purchased Shares shall be to the Amended Note and the Amended Purchased Shares as provided herein.

(d) Replacement Amended Note. In addition to the amendments provided for herein, if Pasaca so requests, the Company shall sign and deliver an Amended Note in the form provided by Pasaca in the initial principal amount of Seven Million Two Hundred Fifty Thousand Dollars ($7,250,000), which note, when signed and delivered, shall replace the Original Note.

(e) Closings. The Closing Date of all Closings under this Agreement and the SPA shall be 10:00 a.m., Los Angeles time, on the first Business Day following the date on which all of the conditions to the respective Closing set forth in Sections 6(a) and 7(a) of the SPA (or such later or earlier date as is mutually agreed to by the Company and Investors participating in such Financing) have been satisfied or waived by the respective party. References in the SPA to the second Closing Date shall be to the Closing Date on which the transactions relating to the Amended Purchase Shares (as provided in Section 1(b) above) shall occur.

(f) Forms of Payment.

(i) On the second Closing Date, Pasaca will pay the Second Payment by wire transfer of immediately available funds to the Company’s Account, less any amount withheld pursuant to Section 4(h) of the SPA or Section 9 below.

(ii) On the Closing Date relating to the Amended Purchase Shares, Pasaca will pay the Stock Payment by payment of Seven Million Seven Hundred Fifty Thousand Dollars ($7,750,000) by wire transfer of immediately available funds to Company’s Account, less any amount withheld pursuant to Section 4(h) of the SPA or Section 9 below.

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(g) Preemptive Right. The Company hereby grants to each holder of Notes, shares of Common Stock issuable upon conversion of the Notes, or Amended Purchased Shares a preemptive right to purchase any New Securities (as defined in the Notes) that the Company may, from time to time, propose to issue and sell; provided, however, that at the time of any such offer or sale holder shall qualify as an “accredited investor” as that term is defined in Rule 501(a) of the 1933 Act. Such preemptive right shall allow each such holder to purchase its pro rata amount or number of the New Securities proposed to be issued (based on the Common Stock equivalents held by or issuable to all holders of Notes, shares of Common Stock issuable upon conversion of the Notes or Amended Purchased Shares). In the event any other holder of a right to purchase New Securities does not elect to exercise its right so to purchase, the Company shall give all electing holders notice thereof and electing holders shall have the right to purchase such unpurchased New Securities on a pro rata basis until all of the New Securities are purchased, or until no other holder of a right to purchase New Securities desires to purchase any additional New Securities, in which case the Company may sell such unpurchased New Securities to prospective purchasers on the terms described in the notice of proposed issuance for a period of seventy-five (75) days, but thereafter may sell additional New Securities only after delivering another notice as described herein. The preemptive right granted hereunder shall terminate if unexercised within fifteen (15) Business Days after receipt of notice from the Company. Notwithstanding anything contained herein to the contrary, no such notice shall contain any material non-public information. If the Company proposes to undertake an issuance of New Securities, it shall give each holder of this preemptive right written notice of its intention, describing the class and number of securities it intends to issue as New Securities, the purchase price therefor (which shall be payable solely in cash) and the terms upon which the Company proposes to issue the same. Each holder of the preemptive right shall have a reasonable time (not to be less than fifteen (15) Business Days from the date of its receipt of the notice) to elect to purchase all or any portion of such New Securities for the purchase price and upon the terms specified in the notice by giving written notice to the Company, stating therein the quantity of New Securities to be purchased.

2. Amendments to the Distribution Agreement. The Distribution Agreement is hereby amended and supplemented as follows:

(a) A new recital is added to the Distribution Agreement to read as follows:

WHEREAS the Parties agree and acknowledge that this Agreement is the agreement to implement and exploit the LSO (as defined in the SPA).

(b) Section 3 of the Distribution Agreement is amended and restated in its entirety to state as follows:

3. Minimum Purchases. Pasaca agrees to purchase or cause its Designees or other purchasers identified by Pasaca or its Designees (collectively with Pasaca and its Designees, “Purchasers”) to purchase from QMC no less than Fifteen Million Dollars ($15,000,000) (the “Minimum Purchases”) of Quantum Dots, the QMC™ HealthID IP, or other products or services of QMC (collectively, “Products”) over the period including 2020 and continuing until 12 months after QMC has completed development of a functioning product integrating the QMC™ HealthID IP and Innova Medical Group, Inc.’s products (the “Revenue Period”). If at the end of the Revenue Period the Purchasers have not made the Minimum Purchases, Pasaca may extend the Revenue Period by up to 24 months by payment to QMC of advances (to be credited against Minimum Purchases) of $25,000 for each six-month extension period. If at the end of the Revenue Period, as it may be extended, Purchasers have not made the Minimum Purchases and QMC is otherwise not in breach of this Agreement, Pasaca shall pre-purchase Products from QMC in an amount equal to the deficiency. For avoidance of doubt, as used in this Agreement, the term “Designee” shall include any party identified by Pasaca or its affiliates or joint venture collaborators who purchases Products.

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(c) Section 4(b) is hereby amended and restated in its entirety to read as follows:

(b) “Qualifying Sales” means sales to Purchasers and, for avoidance of doubt, includes sales to third-person purchasers, Pasaca or Designees. As used herein, “sales” includes all methods of commercialization, including but not limited to royalties, licenses, and Product sales. For avoidance of doubt, the Parties agree that the current contemplated transactions, including those with Nuffield, are Qualifying Sales and the revenues associated therewith or arising therefrom will apply in meeting Minimum Purchases.

(d) A new Section 4(c) is hereby added to read as follows:

(c) In connection with sales of Products to third parties, Pasaca and its Designees shall be entitled to sales commissions on a basis no less favorable than the highest sales commission paid or payable to QMC’s other inside or outside sales personnel or agents. Such sales commissions shall not be reduced for purposes of calculating revenue received by QMC as provided in Section 4(a).

(e) At the end of Section 5, there is hereby added the following:

QMC shall market, advertise, promote, and solicit the sale of its Products with good business practice, in each case using its best efforts to maximize sales volume and support Pasaca and Designees in their related efforts under this Agreement. In so doing, QMC shall provide Pasaca and Designees with sufficient and updated marketing and sales materials so that the materials may effectively be used by Pasaca and Designees in their marketing and advertising of the Products as contemplated in this Agreement.

(f) At the end of Section 7(b)(iii) the following is hereby added: “in a manner consistent with its sales to other customers; provided that no such negotiation or modification shall be for the purpose of or have as its intended effect causing the Minimum Purchases not to be met.”

(g) A new Section 7(c) is hereby added to read as follows:

(c) Notwithstanding anything contained in this Section 7, QMC shall use its best efforts to accept sales orders solicited by Pasaca or its Designees and shall fulfill sales solicited by Pasaca or its Designees on a priority basis at least as favorable as sales to any other customer.

(h) Section 8(a) is hereby amended and restated in its entirety to read as follows:

(a) promote and solicit the sale of Products with good business practice; provided that the Parties acknowledge and agree that the primary marketing and advertising responsibilities and obligations with respect to Products (including the funding thereof) shall be QMC’s;

(i) Section 9(c) is hereby deleted in its entirety.

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3. Membrane Printing Equipment Acquisition and Lease. Substantially concurrently with the second Closing, Pasaca will acquire the membrane printing equipment identified in Appendix 3 hereto (the “Membrane Printing Equipment”). Pasaca and the Company will enter into a lease relating to the Membrane Printing Equipment on market terms for equipment of that type.

4. Management and Investment Banking Services Agreements. The Company agrees to pay to Pasaca or one or more of its management services subsidiaries a management services fee equal to $25,000 per month, payable monthly commencing April 1, 2021 and the Company agrees to sign and deliver Pasaca’s standard management and investment banking services agreements, engaging Pasaca or its designated subsidiaries as management and investment banking advisors. Upon the Company signing and delivering such agreement, the agreement shall supersede this Section 4.

5. Investor’s Representations and Warranties.

Each Investor represents and warrants, severally and not jointly, as of the date of this Agreement or the respective Transaction Document and on the respective Closing Date, with respect to only itself, as provided in Section 2 of the SPA.

6. Representations and Warranties of the Company.

The Company represents and warrants, as of the date of this Agreement and on each Closing Date, to each Investor as provided in Section 3 of the SPA, subject to any amendments thereto as provided in the Company Supplemental Disclosure Schedule attached hereto as Appendix 6.

7. Covenants. The covenants set forth in Section 4 of the SPA are hereby ratified and affirmed.

8. Conditions to Each Investor’s Obligation to Purchase. The obligation of each Investor to provide consideration at a Closing is subject to the satisfaction, at or before the Closing Date, of the conditions set forth in Section 7 of the SPA, provided that these conditions are for each Investor’s sole benefit and may be waived only by such Investor at any time in its sole discretion by providing the Company with prior written notice thereof, and the further condition that the Company and Todd Malan shall have each confirmed to Pasaca’s satisfaction that they have resolved all compensation, equity, and other matters between them.

9. Expenses. At the second Closing, the Company shall (i) pay to Pasaca any amounts unpaid pursuant to Section 4(h) of the SPA (which may be deferred by Pasaca to the third Closing) and (ii) pay to Pasaca $20,000 to reimburse Pasaca for the fees, costs and expenses (including all legal fees and expenses) of Investors incurred in connection with the due diligence, negotiating and preparing this Agreement and consummating the transactions contemplated hereby. The amount payable pursuant to the preceding sentence at any Closing may at Investors’ election be withheld as an offset by Investors from consideration to be paid at the Closing.

10. Agreements Reaffirmed. Except as amended or supplemented hereby, the Transaction Documents entered into prior to the date hereof, including the SPA, the Original Notes, and the Distribution Agreement, are in full force and effect and are hereby reaffirmed and ratified by the Company and Pasaca.

11. Miscellaneous.

(a) Incorporation by Reference. Except as provided below. the “Governing Law; Miscellaneous” provisions of Section 9 of the SPA are incorporated herein by this refence as if set forth herein in full, with references therein to “this Agreement” being herein to this Agreement and not the SPA.

(b) Entire Agreement. Except for the other Transaction Documents previously entered into, including those that are amended or supplemented hereby, this Agreement supersedes all other prior oral or written agreements between the parties hereto with respect to the matters discussed herein, and this Agreement and the other Transaction Documents, as amended, contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Investor makes any representation, warranty, covenant or undertaking with respect to such matters.

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IN WITNESS WHEREOF, Pasaca (the initial Investor) and the Company have caused this Amendment No. 1 to Securities Purchase and Financing Agreement, Secured Convertible Promissory Note, and Distribution Agreement to be duly executed as of the date first written above.

“The Company”

Quantum Materials Corp.

By	/s/ Stephen Squires
Steve Squires
President & CEO

Accepted, acknowledged and agreed to by:

“Pasaca”

Pasaca Capital Inc.

By	/s/ Charles Huang
Name:	Charles Huang
Title:	Chairman and CEO

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Appendix 3

Membrane Printing Equipment

[To come from QMC]

Appendix 6

Company Supplemental Disclosure Schedule

[To come from QMC]